Exhibit 32.2
SECTION 906 PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER CERTIFICATION
Form of Certification Pursuant to Section 1350 of
Chapter 63 of Title 18 of the United States Code
     I, Lynn Fetterman, the Interim Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary of Arcadia Resources, Inc., certify that, to the best of my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arcadia Resources, Inc.

/s/ Lynn Fetterman
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: August 9, 2007
A signed original of this written statement required by Section 906 has been provided to Arcadia Resources, Inc. The statement will be retained by Arcadia Resources, Inc. and furnished to the Securities